EXHIBIT 99.1

EMPLOYMENT CONTRACT

This Interim Employment Contract (the "Agreement") is made and entered into effective as of June 4, 2005 by and between Ness Energy International, Inc. (“NESS”) and Rock Oil Energy of Texas, Inc. (“NESS”, “ROCK”, or together the “Companies”), and Cary E. Hughes ("Hughes"). The Companies and Hughes are sometimes hereafter collectively referred to as the "Parties" and singularly as a "Party."

Witnesseth:

Whereas, the Companies desire to obtain the contracted services of Hughes in the capacity of Executive Vice President & Chief Operating Officer for both NESS and ROCK; and

Whereas, Hughes desires to obtain compensation for these efforts on behalf of the Companies; and

Whereas, the Agreement supercedes the Consulting Agreement dated May 16, 2005 effective the date above-referenced; and

Whereas, the Parties agree to negotiate more definitive terms as soon as possible;

Now, therefore, for and in consideration of the mutual obligations and promises contained herein, the Parties hereby agree as follows:

1.	Duties of Hughes. Hughes agrees to perform duties in the following professional areas for the Companies:

(a)	Develop a general strategy for identifying potential sources of funds such as drilling acreage promotion, equity capital, or debt financing.

(b)
Both parties understand and acknowledge that Hughes is not a registered broker/dealer under federal or state securities laws, and that any assistance given to the Companies by Hughes or in obtaining capital is limited in all respects to activities which do not require such registration.

(c)
Assist in briefing potential investors, evaluating such entities, providing marketing materials and strategy, consulting with the Companies to evaluate their risks and potential, and other such indirect support as required.

(d)	Assist in implementing the Companies’ overall integrated marketing program as mutually agreed, including, but not limited to assisting with due diligence on the Companies’ assets.

(e)	Assist in reviewing operational procedures and strategy in all areas of the Company including but not limited to drilling procedures and operations, and title and land management procedures.

(f)	Attend to other duties and responsibilities as delegated by the Companies’ respective President and Chief Executive Officer.

The Parties acknowledge and agree that Hughes is required to perform services on a full-time basis as per and in accordance with the Companies’ ethics policies.

2.
Term. The term of this Agreement shall commence on the date hereof, and continue until November 30, 2005 (“Term Expiry”), unless extended by mutual written agreement of the Parties. This Agreement may be terminated for cause (“Termination”) by either party upon thirty (30) days’ prior written notice. Notwithstanding anything contained herein to the contrary, Performance Compensation (See Section 3, iv and Appendix - I) earned under the terms specified herein is payable regardless of Termination by the Companies’ until November 30, 2005 (i.e., the Company obtains funds (as set forth herein) or increases oil & gas production, Consultant shall be entitled to Performance Compensation to November 30, 2005 as set forth herein regardless of termination of the Agreement before Term Expiry).

3.	Compensation & Expenses. During the term of this Agreement, Hughes shall be compensated on the following basis:

Fees: To be paid as detailed below.

i.	Wages: $11,000 payable bi-monthly from June 4, 2005 (pro-rata for June) until November 30, 2005 by NESS.

ii.	Benefits: Standard NESS and/or ROCK benefits package.

iii.	Performance Compensation: See Appendix I - Performance Compensation.

iv.	Expenses: As determined and approved from time to time.

4.
Nature of the Relationship. Hughes shall be a full time staff member of both NESS and ROCK, allocating his time between the Companies as required. Hughes shall use his best professional judgment and discretion in performing his duties.

5.
Indemnification. The Parties hereby agree to indemnify and hold each other harmless from and against any and all liabilities, claims, causes of actions, costs and expenses, in any way arising from or relating to the acts or omissions of each other, including any liability relating to actions taken or decided upon prior to Hughes’ hiring by the Companies. Additional indemnification provisions shall be negotiated as needed from time to time However, it is understood that both NESS and ROCK will take whatever measures are required on a best efforts basis to fully indemnify Hughes in a manner commensurate with market-based indemnification provisions, to the maximum extent provided for by law and in accordance with the Ness’s and Rock’s respective by-laws and certificates of incorporations.

7.
Choice of Laws: Jurisdiction: Venue. The Agreement is being delivered in the State of Texas and shall be construed in accordance with and governed by the laws of such State, without regard to principles of conflicts of laws.

8.
Alternative Dispute Resolution. The parties hereto hereby knowingly, voluntarily, and irrevocably agree that any disputes or conflicts in any way arising out of or relating to: (I) this Agreement; or (II) the performance or breach of any of the matters described herein, may be mediated or arbitrated, at the written election of either party hereto. If a party makes a written election to mediate under this paragraph, but mediation efforts fail to resolve the subject dispute(s) between the parties, either party may elect to resolve the dispute(s) by binding arbitration; provided that nothing in this sentence shall be read to require a party to first elect to mediate any dispute(s) hereunder prior to electing to arbitrate. If the subject dispute(s) are ultimately resolved by arbitration, the parties hereto irrevocably agree to be bound by all finding of fact and conclusions of law of the arbitrator(s) selected. The election of a party under this paragraph shall be by delivery of written notice to the opposing party, provided that if a legal proceeding relating to the subject dispute has previously been filed in any court of competent jurisdiction, then such notice of election under this paragraph shall be delivered within thirty (30) days of the date the electing party receives service of process in such legal proceeding, any such mediation or arbitration shall proceed in accordance with the rules of the American Arbitration Association. All federal and state laws applicable to this agreement relating to arbitration or mediation of conflicts shall be fully complied with by the parties.

9.	Headings. Headings used in this Agreement are used for convenience only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

10.
Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, any other provisions in this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein. Such provisions shall be given effect to the maximum extent permitted by law.

11.
Gender. Whenever the context shall so require, all words used herein shall be deemed to include the male, female or neuter gender, and all words in the singular shall include the plural, and all plural words include the singular.

12.
Waiver. Forbearance or failure to pursue any legal remedy or right upon default or breach hereof shall not constitute waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of any subsequent default or breach.

13.
Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

14.	Confidential Information. As determined and approved from time to time.

15.	Amendments. This Agreement may not be altered, modified or amended except pursuant to a written instrument executed by all Parties hereto.

16.
Construction of Agreement. The Parties hereto acknowledge and agree that neither this Agreement nor any of the other documents executed in connection herewith shall be construed more favorably in favor of one than the other based upon which Party drafted the same, it being acknowledged that all Parties hereto contributed substantially to the negotiation and preparation of this Agreement and the documents executed in connection herewith.

17.
No Third-Party Beneficiaries. Except as otherwise expressly set forth in this Agreement and except for any sums that may be due and owing Hughes’ heirs and beneficiaries under Section 3 , no person or entity not a party to this Agreement shall have rights under this Agreement as a third-party beneficiary or otherwise.

In witness whereof, the Parties hereby have duly executed this Agreement effective as of the day and year first above written.

Ness Energy International, Inc.

4201 East I-20 Service Rd.
Willow Park, TX 76087

By: \s\ Sha Stephens
Name: Sha Stephens
Title: President/CEO

Rock Oil Energy of Texas, Inc.

4201 East I-20 Service Rd.
Willow Park, TX 76087

By: \s\ Sha Stephens
Name: Sha Stephens
Title: President/CEO

Cary E. Hughes
3230 Sabine Point Way
Missouri City, TX 77459

By: \s\ Cary E. Hughes
Name: Cary E. Hughes

APPENDIX I - Performance Compensation

The following Performance Compensation is available to Hughes on the following terms:

I.
All-In Efforts Clarification: The Parties acknowledge and agree that the Performance Compensation owed is calculated on an “all-in efforts” basis. All Fund Raising occurring during the term of the Contract is to be considered in the calculations of Performance Compensation regardless of the source of origination. All Production Growth over the below-noted Base Production regardless of the source of origination shall also be considered in the calculations of Performance Compensation.

II.
Calculation of Gas Equivalent: The production of one barrel of oil per day shall equate to 6,000 cubic feet of gas per day. This unit is called cubic feet of gas equivalent per day (“cfge/day”) and can be added to the production of cubic feet of gas per day to determine total net cfge/day for reference to the below-noted calculations. Revenues derived from royalties or overrides shall be converted to cfge/day on a mutually agreed basis.

III.
Fund Raising: For every gross dollar raised (before fees of any kind), which includes but is not limited to both well promotion and general corporate financing, 1/6 (one-sixth) shares of Ness Energy International, Inc. common stock (restricted) will be conveyed to Hughes. For convenience, after each completed and funded financing, shares owed will be calculated to the nearest whole-number, rounding up from 0.5 and be payable within 30 days. EXAMPLE: $2 million gross financing completed (whether on promoted drilling, corporate bank financing, or corporate equity financing, etc.); 333,333.33 (2,000,000 multiplied by 1/6) would be rounded down to 333,333 shares to be conveyed.

IV.
Production Growth: The Ness Energy International, Inc. base net production (“Base Production”) at the time of contract signing is deemed to be 550,000 cfge/day. For any Production Growth over Base Production in increments of 100,000 cfge/day, after continuous production over 30 days (or 28 days or 31 days depending on the days in any given month), 166,667 shares of Ness Energy International, Inc. common stock (restricted) will be conveyed to Hughes. Such calculations shall be made within 15 days of month end for the previous month (“Calculation Date”). Shares to be conveyed based upon this calculation shall be conveyed within 30 days of Calculation Date. No deductions to shares conveyed may be made based upon a fall in daily production below Base Production. However, Base Production is never adjusted downward, only upward based upon Production Growth. Only Production Growth over the initial or adjusted Base Production is compensated. EXAMPLE: July 2005 average daily net production is calculated as 767,000 cfge/day; Production Growth equates to 217,000 cfge/day (767,000 less 550,000); Consultant is conveyed 333,334 shares (200,000 divided by 100,000 equals 2; 2 multiplied by 166,667 shares equals 333,334); the new level of Base Production is set at 750,000 cfge/day (550,000 plus 200,000), which is never adjusted downward if monthly production were to fall below this number.

V.
Total Shares Available: Under no circumstances, during the term of this Agreement can the total number of Ness Energy International, Inc. common stock conveyed to Hughes exceed ten million (10,000,000). However, the number of shares conveyed to Hughes under the terms of Performance Compensation may be calculated on the basis of any combination of Fund Raising and/or Production Growth.